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                                                                   EXHIBIT 10.61




                                  DEFICIT NOTE

$3,000,000.00
                                                               Las Vegas, Nevada
                                                               December 28, 2001

      FOR VALUABLE CONSIDERATION, METROFLAG BP, LLC, a Nevada limited liability company ("PROMISER") does hereby promise to pay to the order of GRAND CASINOS NEVADA I, INC., a Minnesota corporation ("PROMISEE"), the principal sum of Three Million and no/100 Dollars ($3,000,000.00) or such lesser principal sum as may be hereafter advanced by Promisee to Promisor pursuant to the terms hereof, together with interest thereon, from date of any advance, at the rate of eight percent (8%) per annum.

      For purposes of this Deficit Note, the term "Negative Cash Flow" shall mean all of the ownership and other carrying costs paid in cash, net of any leasing or other operating revenues received by Promisor, with respect to the real property located in Clark County, Nevada, commonly known as the Travelodge Property and legally described in EXHIBIT A hereto attached ("TRAVELODGE PROPERTY"), such costs to include without limitation (a) the rent due the lessor under the Travelodge Ground Lease; (b) all property taxes, special assessments, maintenance and utility costs required to satisfy any leases, other agreements and safe occupancy laws or regulations; (c) premiums for general liability and property insurance in amounts customary for such properties or required by any leases; and (d) the employee compensation, other payroll costs, employee benefits and other cash expenses (excluding any overhead costs for operations not located on the Travelodge Property) necessary to operate the hotel and parking lot now located on the Travelodge Property, the retail space leased to third parties and any other activities on the Travelodge Property (other than development activities). Negative Cash Flow shall not take into account any accrued but unpaid costs or revenues, any non-cash expenses such as
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depreciation or amortization, nor any interest or principal payments on debt, whether or not secured by the Travelodge Property. Any payment of the purchase price for the fee interest in the Travelodge Property shall not be treated as an operating expense included in any Negative Cash Flow.

      For the period beginning on the date hereof and ending January 31, 2002, and for each subsequent calendar month ending before the earlier of (i) June 28, 2004, or (ii) the date Promisor pays in full its $7,500,000.00 note ("$7,500,000.00 NOTE") to Promisee, dated of even date herewith, (the earlier said date is hereafter referred to as the "LAST ADVANCE DATE"), Promisor shall determine any Negative Cash Flow (or positive cash flow determined in the same manner as Negative Cash Flow) with respect to the Travelodge Property. If Promisor has paid any amount of Negative Cash Flow for such period with respect to the Travelodge Property, Promisor shall promptly send Promisee a written request for a loan disbursement (along with a reasonably detailed accounting of the revenues and costs resulting in such amount) equal to fifty percent (50%) of such Negative Cash Flow and, within ten (10) days after receiving such request, Promisee shall advance to Promisor as a principal loan advance hereunder fifty percent (50%) of such amount of Negative Cash Flow. The aggregate amount of all such principal advances by Promisee to Promisor hereunder, outstanding at any one time, shall not exceed Three Million and no/100 Dollars ($3,000,000.00). This Deficit Note possesses a revolving feature and evidences a line of credit. The Promisee is not obligated to make any advances except as stated herein and in all events no advances shall be made after the Last Advance Date and Promisee is not obligated to make any advances herein if Promisor is in default under its $7,500,000.00 Note executed by Promisee, payable to the order of Promisor dated of even date herewith. Promisor may be entitled to borrow up to the full principal amount of the Deficit Note and to repay and reborrow from time to time during the term of this Deficit Note. Promisee shall maintain a record of the amounts
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loaned to and repaid by Promisor under this Deficit Note. The aggregate unpaid principal amount shown on such record shall be rebuttable presumptive evidence of the principal amount owing and unpaid on this Deficit Note. The Promisee's failure to record the date and amount of any loan or advance shall not limit or otherwise affect the obligations of the Promisor under this Deficit Note to repay the principal amount of the loans or advances together with all interest accruing thereon. Promisor shall be entitled to inspect or obtain a copy of the record during Promisee's business hours.

      If Promisee has any positive cash flow (determined in the same manner as Negative Cash Flow) from the Travelodge Property for any month, such positive cash flow amount shall be payable by Promisor to Promisee in partial repayment of the then unpaid balance of this Deficit Note, with any such payment to be applied first to the principal balance and then to the accrued interest.

      Notwithstanding any other provisions hereof to the contrary, in the event Promisee reacquires title to Promisor's interest in the Travelodge Property, the balance, if any, of this Deficit Note shall be deemed forgiven and Promisor shall have no obligation to make further advances hereunder.

      Within sixty (60) days after each fiscal year of Promisor, Promisor shall report to Promisee any amount of such Negative Cash 'Flow paid (or positive cash flow received) by Promisor during such fiscal year with respect to the Travelodge Property, along with a reasonably detailed accounting of the revenues and costs resulting in such amount.

      Until this Deficit Note has been repaid in full, Promisee shall have the right to have its authorized agents review or audit those records of Promisor directly or indirectly relating to its costs and revenues with respect to the Travelodge Property, with reasonable advance notice, during Promisee's customary business hours and no more often than once in each calendar
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quarter.

      Both principal and interest are payable at the office of Promisee, in Minnetonka, Minnesota, or at such place as the holder hereof may from time to time designate in writing.

      Provided Promisor has notified Promisee in writing of such prepayment at least ten (10) days in advance, Promisor may prepay this Note in full, or in part at any time. Any prepayment of principal must be accompanied by payment of all interest then accrued and unpaid. Should any event of default, as hereinafter defined, occur, the whole sum of principal and interest hereunder shall, without notice, immediately become due at the option of the holder hereof and Promisee shall no longer be obligated to make any further advances hereunder. A default in payment of any installment of principal or interest hereunder when owed shall constitute an event of default hereunder.

      Promisor and all others who may become liable for the payment of all or any part of this obligation do hereby severally waive presentment for payment, protest and demand, notice of protest, demand and dishonor, and nonpayment of this Note and expressly agree that the maturity of this Note or any payment hereunder may be extended from time to time, at the option of the holder hereof, without in any way affecting the liability of each. Promisor agrees that the holder hereof may release all or part of the security for the payment thereof or release any party liable for this obligation. Any such extension or release may be made without notice to any of the parties and without discharging their liability.

      Promisor promises to pay all costs incurred in collection and/or enforcement of this Note or any part thereof or otherwise in connection herewith, including, but not limited to, reasonable attorneys' fees, and, in the event of court action, all costs and such additional sums and attorneys' fees as the court may adjudge reasonable.

      The obligations of any party liable for the payment of all or any part of this obligation
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shall be joint and several.

      If any term, provision, covenant or condition of this Deficit Note, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void, or unenforceable, all provisions, covenants and conditions of this Deficit Note and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

      The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Deficit Note. Any action to enforce Promisor's obligations hereunder may be brought in any court of competent jurisdiction in the State of Nevada, and Promisor hereby consents to the jurisdiction of Nevada courts over it.

                                      METROFLAG BP, LLC
                                      By Its Member
                                      Metro Two, LLC, a Nevada limited liability company

                                      By: /s/ Brett Torino
                                         ---------------------------------
                                         Brett Torino
                                      Its: Manager